UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 20, 2007

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 20, 2007, The Goldman Sachs Group, Inc. (the Registrant) reported its earnings for its fiscal third quarter ended August 31, 2007. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On September 20, 2007, the Registrant reported net revenues of $12.33 billion and net earnings of $2.85 billion for its third quarter ended August 31, 2007. Diluted earnings per common share were $6.13 compared with $3.26 for the third quarter of 2006 and $4.93 for the second quarter of 2007. Annualized return on average tangible common shareholders’ equity (1) was 36.6% for the third quarter of 2007 and 37.5% for the first nine months of 2007. Annualized return on average common shareholders’ equity was 31.6% for the third quarter of 2007 and 32.0% for the first nine months of 2007.

Net Revenues

Investment Banking

Net revenues in Investment Banking were $2.15 billion, 67% higher than the third quarter of 2006 and 25% higher than the second quarter of 2007, as mergers and acquisitions activity remained strong. Net revenues in Financial Advisory were $1.41 billion, more than double the amount of net revenues in the third quarter of 2006, reflecting significantly higher client activity. Net revenues in the firm’s Underwriting business were $733 million, 8% higher than the third quarter of 2006, due to higher net revenues in equity underwriting, primarily reflecting an increase in industry-wide equity and equity-related offerings, partially offset by lower net revenues in debt underwriting, as the financing environment became less favorable. The decrease in debt underwriting reflected lower net revenues in leveraged finance. The firm’s investment banking transaction backlog decreased during the quarter, but was higher than at the end of 2006. (2)

Trading and Principal Investments

Net revenues in Trading and Principal Investments were $8.23 billion, 70% higher than the third quarter of 2006 and 24% higher than the second quarter of 2007.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $4.89 billion, 71% higher than the third quarter of 2006, reflecting significantly higher net revenues in currencies and interest rate products. Net revenues in mortgages were also significantly higher, despite continued deterioration in the market environment. Significant losses on non-prime loans and securities were more than offset by gains on short mortgage positions. In addition, net revenues in both commodities and credit products were higher compared with the third quarter of 2006. Credit products included substantial gains from equity investments, including a gain of approximately $900 million related to the disposition of Horizon Wind Energy L.L.C. In addition, credit products included a loss of $1.71 billion ($1.48 billion, net of hedges) related to non-investment grade credit origination activities. Although the mortgage and corporate credit markets were characterized by significantly wider spreads and reduced levels of liquidity, FICC benefited from strong customer-driven activity and favorable market opportunities in certain businesses during the quarter.

Net revenues in Equities were $3.13 billion, more than double the amount of net revenues in the third quarter of 2006. Net revenues were significantly higher in derivatives, reflecting strength across all regions, as well as in shares due to higher commission volumes. In addition, net revenues in principal strategies increased compared with the third quarter of 2006. During the quarter, Equities operated in an environment characterized by strong customer-driven activity and higher volatility.

Principal Investments recorded net revenues of $211 million, reflecting gains and overrides from real estate principal investments. Results in Principal Investments included a $230 million gain related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC) and a $261 million loss related to the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. (SMFG).

Asset Management and Securities Services

Net revenues in Asset Management and Securities Services were $1.96 billion, 35% higher than the third quarter of 2006 and 8% higher than the second quarter of 2007.

Asset Management net revenues were $1.20 billion, 31% higher than the third quarter of 2006, reflecting a 40% increase in management and other fees, partially offset by lower incentive fees. During the quarter, assets under management increased $38 billion to $796 billion, reflecting money market net inflows of $31 billion, non-money market net inflows of $19 billion spread across all asset classes, and net market depreciation of $12 billion, reflecting depreciation in equity and alternative investment assets, partially offset by appreciation in fixed income assets.

Securities Services net revenues were $762 million, 42% higher than the third quarter of 2006, as the firm’s prime brokerage business continued to generate strong results, reflecting significantly higher customer balances in securities lending and margin lending.

Expenses

Operating expenses were $8.08 billion, 55% higher than the third quarter of 2006 and 20% higher than the second quarter of 2007.

Compensation and Benefits

Compensation and benefits expenses were $5.92 billion, 68% higher than the third quarter of 2006, primarily reflecting the impact of higher net revenues. The ratio of compensation and benefits to net revenues was 48.0% for the first nine months of 2007 compared with 49.4% for the first nine months of 2006. Employment levels increased 7% during the quarter.

Non-Compensation Expenses

Non-compensation expenses were $2.16 billion, 27% higher than the third quarter of 2006 and 16% higher than the second quarter of 2007. The increase compared with the third quarter of 2006 was primarily attributable to continued geographic expansion and the impact of higher levels of business activity. The majority of this increase was in brokerage, clearing, exchange and distribution fees, which principally reflected higher transaction volumes in Equities. Other expenses also increased and included provisions for litigation and regulatory proceedings of $35 million.

Provision For Taxes

The effective income tax rate was 33.2% for the first nine months of 2007, essentially unchanged from the first half of 2007 and down from 34.5% for fiscal year 2006. The decrease in the effective tax rate from fiscal year 2006 was primarily due to changes in the geographic earnings mix and an increase in tax credits.

Capital

As of August 31, 2007, total capital was $190.19 billion, consisting of $39.12 billion in total shareholders’ equity (common shareholders’ equity of $36.02 billion and preferred stock of $3.10 billion) and $151.07 billion in unsecured long-term borrowings. Book value per common share was $84.65 and tangible book value per common share was $73.10 (1), each increasing 4% compared with the end of the second quarter of 2007. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 425.5 million at period end.

The firm repurchased 11.2 million shares of its common stock at an average cost per share of $219.35, for a total cost of $2.45 billion during the quarter. The remaining authorization under the firm’s existing share repurchase program is 23.0 million shares.

Dividends

The Board of Directors of The Goldman Sachs Group, Inc. (the Board) declared a dividend of $0.35 per common share to be paid on November 26, 2007 to common shareholders of record on October 29, 2007. The Board also declared dividends of $404.41, $387.50, $404.41 and $399.13 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on November 13, 2007 to preferred shareholders of record on October 29, 2007.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Registrant’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control. It is possible that the Registrant’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Registrant’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 24, 2006 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 24, 2006.

Statements about the Registrant’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the Registrant actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the Registrant’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 24, 2006.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Aug. 31,	May 25,	Aug. 25,	May 25,	Aug. 25,
	2007	2007	2006	2007	2006
Investment Banking
Financial Advisory	$1,412	$709	$609	99%	132%

Equity underwriting	355	358	270	(1)	31
Debt underwriting	378	654	409	(42)	(8)

Total Underwriting	733	1,012	679	(28)	8

Total Investment Banking	2,145	1,721	1,288	25	67

Trading and Principal Investments
FICC	4,889	3,368	2,860	45	71

Equities trading	1,799	1,415	707	27	154
Equities commissions	1,330	1,082	844	23	58

Total Equities	3,129	2,497	1,551	25	102

SMFG	(261)	(64)	261	N.M.	N.M.
ICBC	230	(125)	(8)	N.M.	N.M.
Other corporate and real estate gains and losses	148	909	142	(84)	4
Overrides	94	64	35	47	169

Total Principal Investments	211	784	430	(73)	(51)

Total Trading and Principal Investments	8,229	6,649	4,841	24	70

Asset Management and Securities Services
Management and other fees	1,152	1,035	822	11	40
Incentive fees	46	20	96	130	(52)

Total Asset Management	1,198	1,055	918	14	31

Securities Services	762	757	537	1	42

Total Asset Management and Securities Services	1,960	1,812	1,455	8	35

Total net revenues	$12,334	$10,182	$7,584	21	63

	Nine Months Ended		% Change From
	Aug. 31,	Aug. 25,	Aug. 25,
	2007	2006	2006
Investment Banking
Financial Advisory	$2,982	$1,953	53%

Equity underwriting	979	1,035	(5)
Debt underwriting	1,621	1,297	25

Total Underwriting	2,600	2,332	11

Total Investment Banking	5,582	4,285	30

Trading and Principal Investments
FICC	12,861	11,158	15

Equities trading	5,377	3,730	44
Equities commissions	3,336	2,622	27

Total Equities	8,713	6,352	37

SMFG	(164)	605	N.M.
ICBC	332	(12)	N.M.
Other corporate and real estate gains and losses	2,180	626	N.M.
Overrides	373	199	87

Total Principal Investments	2,721	1,418	92

Total Trading and Principal Investments	24,295	18,928	28

Asset Management and Securities Services
Management and other fees	3,169	2,422	31
Incentive fees	156	939	(83)

Total Asset Management	3,325	3,361	(1)

Securities Services	2,044	1,684	21

Total Asset Management and Securities Services	5,369	5,045	6

Total net revenues	$35,246	$28,258	25

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and employees

	Three Months Ended			% Change From
	Aug. 31,	May 25,	Aug. 25,	May 25,	Aug. 25,
	2007	2007	2006	2007	2006
Revenues
Investment banking	$2,145	$1,720	$1,285	25%	67%
Trading and principal investments	7,576	6,242	4,368	21	73
Asset management and securities services	1,272	1,107	975	15	30
Interest income	12,810	11,282	9,351	14	37

Total revenues	23,803	20,351	15,979	17	49

Interest expense	11,469	10,169	8,395	13	37

Revenues, net of interest expense	12,334	10,182	7,584	21	63

Operating expenses
Compensation and benefits	5,920	4,887	3,530	21	68

Brokerage, clearing, exchange and distribution fees	795	638	523	25	52
Market development	148	144	117	3	26
Communications and technology	169	161	141	5	20
Depreciation and amortization	145	140	126	4	15
Amortization of identifiable intangible assets	53	50	50	6	6
Occupancy	218	210	221	4	(1)
Professional fees	188	161	135	17	39
Cost of power generation	88	81	101	9	(13)
Other expenses	351	279	278	26	26

Total non-compensation expenses	2,155	1,864	1,692	16	27

Total operating expenses	8,075	6,751	5,222	20	55

Pre-tax earnings	4,259	3,431	2,362	24	80
Provision for taxes	1,405	1,098	768	28	83

Net earnings	2,854	2,333	1,594	22	79

Preferred stock dividends	48	46	39	N.M.	N.M.

Net earnings applicable to common shareholders	$2,806	$2,287	$1,555	23	80

Earnings per common share
Basic	$6.54	$5.25	$3.46	25%	89%
Diluted	6.13	4.93	3.26	24	88

Average common shares outstanding
Basic	429.0	435.8	449.4	(2)	(5)
Diluted	457.4	464.1	477.4	(1)	(4)

Selected Data
Employees at period end (3)	29,905	28,012	25,647	7	17
Ratio of compensation and benefits to net revenues	48.0%	48.0%	46.5%

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Nine Months Ended		% Change From
	Aug. 31,	Aug. 25,	Aug. 25,
	2007	2006	2006
Revenues
Investment banking	$5,581	$4,276	31%
Trading and principal investments	22,891	17,976	27
Asset management and securities services	3,512	3,545	(1)
Interest income	34,450	25,430	35

Total revenues	66,434	51,227	30

Interest expense	31,188	22,969	36

Revenues, net of interest expense	35,246	28,258	25

Operating expenses
Compensation and benefits	16,918	13,952	21

Brokerage, clearing, exchange and distribution fees	1,984	1,414	40
Market development	424	338	25
Communications and technology	481	396	21
Depreciation and amortization	417	378	10
Amortization of identifiable intangible assets	154	128	20
Occupancy	632	613	3
Professional fees	510	367	39
Cost of power generation	253	308	(18)
Other expenses	924	789	17

Total non-compensation expenses	5,779	4,731	22

Total operating expenses	22,697	18,683	21

Pre-tax earnings	12,549	9,575	31
Provision for taxes	4,165	3,190	31

Net earnings	8,384	6,385	31

Preferred stock dividends	143	91	N.M.

Net earnings applicable to common shareholders	$8,241	$6,294	31

Earnings per common share
Basic	$18.89	$13.92	36%
Diluted	17.75	13.12	35

Average common shares outstanding
Basic	436.2	452.1	(4)
Diluted	464.3	479.7	(3)

Selected Data
Ratio of compensation and benefits to net revenues	48.0%	49.4%

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Aug. 31,	May 25,	Aug. 25,	May 25,	Aug. 25,
	2007	2007	2006	2007	2006
Non-compensation expenses of consolidated investments (4)	$101	$101	$153	—%	(34)%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	795	638	523	25	52
Market development	146	142	108	3	35
Communications and technology	168	161	139	4	21
Depreciation and amortization	128	121	103	6	24
Amortization of identifiable intangible assets	52	48	48	8	8
Occupancy	200	192	188	4	6
Professional fees	188	160	132	18	42
Cost of power generation	88	81	101	9	(13)
Other expenses	289	220	197	31	47

Subtotal	2,054	1,763	1,539	17	33

Total non-compensation expenses, as reported	$2,155	$1,864	$1,692	16	27

	Nine Months Ended		% Change From
	Aug. 31,	Aug. 25,	Aug. 25,
	2007	2006	2006
Non-compensation expenses of consolidated investments (4)	$289	$371	(22)%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	1,984	1,414	40
Market development	418	313	34
Communications and technology	479	391	23
Depreciation and amortization	367	325	13
Amortization of identifiable intangible assets	150	126	19
Occupancy	581	528	10
Professional fees	508	358	42
Cost of power generation	253	308	(18)
Other expenses	750	597	26

Subtotal	5,490	4,360	26

Total non-compensation expenses, as reported	$5,779	$4,731	22

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)

Average Daily VaR (5)
$ in millions

	Three Months Ended
	Aug. 31,	May 25,	Aug. 25,
	2007	2007	2006
Risk Categories
Interest rates	$96	$81	$55
Equity prices	97	101	61
Currency rates	23	20	21
Commodity prices	24	24	31
Diversification effect (6)	(101)	(93)	(76)

Total	$139	$133	$92

Assets Under Management (7)
$ in billions

	As of			% Change From
	Aug. 31,	May 31,	Aug. 31,	May 31,	Aug. 31,
	2007	2007	2006	2007	2006
Asset Class
Alternative investments	$151	$151	$139	—%	9%
Equity	251	253	193	(1)	30
Fixed income	230	221	186	4	24

Total non-money market assets	632	625	518	1	22

Money markets	164	133	111	23	48

Total assets under management	$796	$758	$629	5	27

	Three Months Ended
	Aug. 31,	May 31,	Aug. 31,
	2007	2007	2006
Balance, beginning of period	$758	$719	$593

Net inflows / (outflows)
Alternative investments	7	—	13
Equity	7	7	4
Fixed income	5	7	10

Total non-money market net inflows / (outflows)	19	14	27

Money markets	31	4	3	(8)

Total net inflows / (outflows)	50	18	30

Net market appreciation / (depreciation)	(12)	21	6

Balance, end of period	$796	$758	$629

Principal Investments (9)
$ in millions

	As of August 31, 2007
	Corporate	Real Estate	Total
Private	$5,627	$1,695	$7,322
Public	1,863	47	1,910

Subtotal	7,490	1,742	9,232
SMFG convertible preferred stock (10)	3,690	—	3,690
ICBC ordinary shares (11)	6,281	—	6,281

Total	$17,461	$1,742	$19,203

Footnotes

(1)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets, excluding power contracts. Identifiable intangible assets associated with power contracts are not deducted from total shareholders’ equity because, unlike other intangible assets, less than 50% of these assets are supported by common shareholders’ equity. Management believes that return on average tangible common shareholders’ equity (ROTE) is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. ROTE is computed by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements.

The following table sets forth a reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

	Average for the		As of
	Three Months Ended	Nine Months Ended
	August 31, 2007	August 31, 2007	August 31, 2007
	(unaudited, $ in millions)

Total shareholders’ equity	$38,667	$37,384	$39,118
Preferred stock	(3,100)	(3,100)	(3,100)

Common shareholders’ equity	35,567	34,284	36,018
Goodwill and identifiable intangible assets, excluding power contracts	(4,926)	(4,956)	(4,915)

Tangible common shareholders’ equity	$30,641	$29,328	$31,103

(2)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(3)	Excludes 4,904, 4,841 and 9,901 employees as of August 2007, May 2007 and August 2006, respectively, of consolidated entities held for investment purposes. Compensation and benefits includes $40 million, $50 million and $83 million for the three months ended August 31, 2007, May 25, 2007 and August 25, 2006, respectively, attributable to these consolidated entities.

(4)	Consolidated entities held for investment purposes are entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities that are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets, such as hotels, but exclude investments in entities that primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses related to the firm’s principal business activities.

(5)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the firm’s Annual Report on Form 10-K for the year ended November 24, 2006.

(6)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(7)	Substantially all assets under management are valued as of calendar month end. Assets under management do not include the firm’s investments in funds that it manages.

(8)	Includes the transfer of $8 billion of money market assets under management to interest-bearing deposits at Goldman Sachs Bank USA, a wholly owned subsidiary of The Goldman Sachs Group, Inc. These deposits are not included in assets under management.

(9)	Represents investments included within the Principal Investments component of our Trading and Principal Investments segment. Excludes assets related to consolidated investment funds of $17.11 billion as of August 2007, for which Goldman Sachs is not at risk.

(10)	Excludes an economic hedge on the shares of common stock underlying the investment. As of August 2007, the fair value of this hedge was $2.69 billion. Includes the effect of foreign exchange revaluation on the investment, for which Goldman Sachs also maintains an economic hedge.

(11)	Includes interests of $3.97 billion as of August 2007 held by investment funds managed by Goldman Sachs. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation, for which Goldman Sachs maintains an economic currency hedge.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished as part of this Report on Form 8-K:

99.1	Press release of the Registrant dated September 20, 2007 containing financial information for its fiscal third quarter ended August 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: September 20, 2007	By:	/s/ David A. Viniar

		Name:	David A. Viniar
		Title:	Chief Financial Officer